UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 8, 2005

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

333-106529 25-1902628

59-3772785

____________________________________________________________________________________________________

(Commission File Number) (IRS Employer Identification No.)

2230 East Imperial Highway

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 964-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2005, DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. (together with DIRECTV Holdings, the "Co-Issuers"), two wholly-owned subsidiaries of The DIRECTV Group, Inc. ("DTV"), entered into a purchase agreement (the "Purchase Agreement") with Banc of America Securities LLC and Credit Suisse First Boston LLC (the "Representatives"). Subject to the terms and conditions contained in the Purchase Agreement, the Co-Issuers have agreed to issue and sell, and the Representatives have agreed, on behalf of the initial purchasers, to purchase $1.0 billion in principal amount of the Co-Issuers' 6-3/8% Senior Notes due 2015. The senior notes are expected to be issued under an indenture dated as of June 15, 2005.

Item 8.01 Other Events

On June 8, 2005, the Co-Issuers issued a press release announcing a private offering of senior notes. On June 9, 2005, the Co-Issuers issued a press release announcing the pricing of the private offering of $1.0 billion of 6-3/8% Senior Notes due 2015. These press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

DIRECTV Holdings will use a portion of the net proceeds from the senior notes to repay $500.0 million of borrowings under its senior secured credit facility. In connection with the partial repayment of the senior secured credit facility, DIRECTV Holdings will incur a pre-tax charge of approximately $9 million, which will be reported in the consolidated financial statements for each of DIRECTV Holdings and DTV for the quarter ending June 30, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Document Description

99.1 Press Release, dated June 8, 2005

99.2 Press Release, dated June 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV HOLDINGS LLC

(Registrant)

Date: June 14, 2005 By: /s/ Larry D. Hunter Name: Larry D. Hunter

Title: Executive Vice President,

General Counsel and Secretary

DIRECTV FINANCING CO., INC.

(Registrant)

Date: June 14, 2005 By: /s/ Larry D. Hunter Name: Larry D. Hunter

Title: Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated June 8, 2005

99.2	Press Release, dated June 9, 2005